U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 16, 2003

INRAD, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey	07647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code: (201) 767-1901

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the federal securities laws. The Company wishes to insure that any forward-looking statements are accompanied by meaningful cautionary statements in order to comply with the terms of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. The events described in the forward-looking statements contained in this Report may not occur. The words “may”, “will”, “expect”, “believe”, “anticipate”, “project”, “plan”, “intend”, “estimate”, and “continue”, and their opposites and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks, and other influences, many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based. Actual results may vary from these forward-looking statements for many reasons, including the following factors: adverse changes in economic or industry conditions in general or in the markets served by the Company and its customers, actions by competitors, inability to reach agreement on the details of a forbearance agreement, and inability to add new customers and/or maintain customer relationships.  The foregoing is not intended to be an exhaustive list of all factors that could cause actual results to differ materially from those expressed in forward-looking statements made by the Company.  Investors are encouraged to review the risk factors set forth in the Company’s most recent Form 10-K as filed with the Securities and Exchange Commission in March 2003.  Any one or more of these uncertainties, risks, and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward looking statements, whether from new information, future events, or otherwise.

Item 5.  Other Events

In January 2002 INRAD, Inc. (the “Company”) entered into a lending facility agreement (the “Facility”) with First Union Bank (which was subsequently acquired by Wachovia Bank, the “Bank”). The Facility includes (i) a line of credit (the “Line of Credit”) of $1,000,000, and (ii) an asset based loan (the “Asset Based Loan”) of $1,000,000.  The current outstanding balance on the Line of Credit, which accrues interest at the Bank’s prime rate, is approximately $750,000.  The current outstanding balance on the Asset Based Loan, which accrues interest at the rate of 5.61% per annum, is approximately $900,000.  The Facility is currently secured by substantially all of the assets of the Company.

As has been previously reported by the Company, the Company has been in violation of certain financial covenants required under the Facility since January 2003.  The Company has not been, and is not currently, in default of any payments of principal or interest under the Facility.

The Bank subsequently sold the Facility to a third-party (the “New Holder”). On June 16, 2003, the Company received a letter from the New Holder which stated that the New Holder was accelerating the maturity date of both notes issued in connection with the Facility.  The Company is currently in process of attempting to negotiate and put in place a forbearance agreement with the New Holder to give the Company time to discuss replacement of the Facility with alternative lenders.  During the period of such a forbearance agreement, the Company intends to continue to make payments of principal and interest under the Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INRAD, Inc.

	By:	/s/ Daniel Lehrfeld
Daniel Lehrfeld
President and Chief Executive Officer

Dated: June , 2003